Exhibit 99.1

Triple Crown Media, Inc. Announces Second Quarter Results

          LEXINGTON, Ky., Feb. 12 /PRNewswire-FirstCall/ -- Triple Crown Media, Inc. (Nasdaq: TCMI) announces operating income of $6.1 million for the second quarter ended December 31, 2006 compared to an operating loss of ($1.4) million for the comparable quarter in 2005 or an improvement of $7.4 million. For the six months ended December 31, 2006, the Company reported operating income of $8.4 million compared to $0.9 million for the comparable period in 2005.

          Total revenues for the three and six month periods ended December 31, 2006 were $48.1 million and $77.2 million, respectively compared to revenues of $12.3 million and $23.9 million for the comparable periods in 2005.

          Net income available to common stockholders was $0.4 million or $.08 per share for the quarter ended December 31, 2006 and a net loss of ($0.6) million or ($.12) per share for the six months ended December 31, 2006.  Net income available to common stockholders, in accordance with generally accepted accounting principles excludes the income tax benefit of net operating loss carryforwards.  Net income available to common stockholders, adjusted for the income tax benefit of our net operating loss carryforwards, was $1.3 million, or $.25 per share for the quarter and $0.3 million, or $.06 per share for the six months ended December 31, 2006.

          “We are delighted with the performance of the Company during this past quarter.  The revenues from our Collegiate Marketing and Production Services, Association Management Services, and Newspaper Publishing all increased compared to the same period last year,” said Thomas J. Stultz, President and CEO of Triple Crown Media. “Our GrayLink Wireless business’s revenues declined slightly but through cost saving initiatives GrayLink was profitable this quarter versus a loss for the comparable period in 2005. We are especially excited that our operating income grew across all our operations.  Operating income for the quarter ended December 31, 2006 at our Newspaper Publishing and Collegiate Marketing and Production Service businesses increased over $1.0 million, respectively compared to the same period in 2005.”

          Until December 30, 2005, the Company’s Newspaper Publishing and GrayLink Wireless businesses were owned and operated by Gray Television, Inc., operating as wholly-owned subsidiaries or divisions of Gray. Immediately following the distribution of our common stock to Gray’s common stockholders on December 30, 2005 in a transaction referred to as the Spin-off, the Company acquired its Collegiate Marketing and Production Services business and Association Management Services business pursuant to a merger with Bull Run Corporation.

          Certain of the Company’s expenses for periods prior to the Spin-off, including income tax expense and corporate and administrative expenses, result from allocations of costs and expenses from Gray.  Prior to the Spin-off, Gray provided the capitalization for the Company, and as a result the Company had only one day of interest-bearing debt during the three months ended December 31, 2005.  Therefore, the reported financial results for the three and six months ended December 31, 2005 are not indicative of the financial results of the Company as a separate, stand-alone entity.

          Triple Crown Media owns and operates six daily newspapers and one weekly newspaper in Georgia, and provides paging and other wireless services in non- major metropolitan areas in Alabama, Florida and Georgia, where it also operates 14 retail locations.  Triple Crown Media, through its subsidiary, Host Communications, Inc., is engaged in the Collegiate Marketing and Production Services business and Association Management Services business. The Collegiate Marketing and Production Services business provides sports marketing and production services to a number of collegiate conferences and universities and, through a contract with CBS Sports, on behalf of the National Collegiate Athletic Association. The Association Management Services business provides various associations with services such as member communication, recruitment and retention, conference planning, Internet web site management, marketing and administration.

          Non-GAAP Financial Measures

          In addition to presenting financial results in accordance with generally accepted accounting principles, or GAAP, this earnings release also presents certain non-GAAP financial measures, including adjusted net income and earnings per share.  The non-GAAP financial measures include the benefit of net operating losses utilized to offset federal income tax expense.  Triple Crown Media believes these measures provide investors with additional insight into the Company’s ongoing operating performance.  The additional non-GAAP financial measures should be considered in conjunction with, but not as a substitute for, the financial information presented in accordance with GAAP.

          Conference Call Information:

          Triple Crown Media, Inc. will host a conference call to discuss its second quarter operating results on February 14, 2007 at 3:00 PM eastern time.  The live dial-in phone number is 1-800-901-5241 (participant pass code 24125514). The call will be web cast live and will be available for replay at www.triplecrownmedia.com.  The taped replay of the conference call will be available at 1-888-286-8010 (participant pass code 39091128) until April 14, 2007.

TRIPLE CROWN MEDIA, INC.
COMBINED AND CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share data)

	Three Months Ended December 31,		Six Months Ended December 31,

	2005	2006	2005	2006

	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Operating revenues:
Publishing	$10,673	$13,015	$20,459	$25,000
Collegiate marketing and production services	97	30,739	97	43,548
Association management services	16	2,875	16	5,600
Wireless	1,517	1,470	3,377	3,060
	12,303	48,099	23,949	77,208
Expenses:
Operating expenses before depreciation, amortization and loss on disposal of assets, net:
Publishing	7,827	8,843	15,325	17,370
Collegiate marketing and production services	101	26,970	101	39,761
Association management services	12	1,914	12	3,622
Wireless	1,650	1,465	3,374	2,821
Corporate and administrative	369	1,280	730	2,394
Depreciation	460	522	801	1,065
Amortization	3,216	1,045	3,216	1,830
Loss (gain) on disposal of assets, net	41	—	(558)	(17)
	13,676	42,039	23,001	68,846
Operating income	(1,373)	6,060	948	8,362
Other income (expense):
Interest expense related to Series B preferred stock	(1)	(113)	(1)	(226)
Interest expense, other	(236)	(3,309)	(236)	(6,463)
Debt issue cost amortization	(3)	(285)	(3)	(551)
Income (loss) from continuing operations before income taxes	(1,613)	2,353	708	1,122
Income tax expense (benefit)	(611)	1,664	273	1,178
Earnings (loss) from continuing operations	(1,002)	689	435	(56)
Income from discontinued operations, net of tax	203	445
Net income (loss)	(799)	689	880	(56)
Series A preferred stock dividends accrued	(3)	(271)	(3)	(542)
Net income (loss) available to common stockholders	$(802)	$418	$877	$(598)
Basic per share information:
Earnings (loss) from continuing operations	$(0.20)	$0.13	$0.09	$(0.01)
Income from discontinued operations	$0.04	$—	$0.09	$—
Net income (loss)	$(0.16)	$0.13	$0.18	$(0.01)
Net income (loss) available to common stockholders	$(0.16)	$0.08	$0.18	$(0.12)
Weighted average shares outstanding	4,873	5,230	4,871	5,200
Diluted per share information:
Earnings (loss) from continuing operations	$(0.20)	$0.13	$0.09	$(0.01)
Income from discontinued operations	$0.04	$—	$0.09	$—
Net income (loss)	$(0.16)	$0.13	$0.18	$(0.01)
Net income (loss) available to common stockholders	$(0.16)	$0.08	$0.18	$(0.12)
Diluted weighted average shares outstanding	4,873	5,319	4,871	5,200
Net income (loss) available to common stockholders (excluding net operating loss utilized to offset federal income tax expense)
Net income (loss) available to common stockholders	$(802)	$418	$877	$(598)
Net operating loss utilized to offset income tax expense	—	890	—	890
Net income (loss) available to common stockholders (excluding net operating loss utilized to offset federal income tax expense)	$(802)	$1,308	$877	$292
Basic per share information:
Net income (loss) available to common stockholders (excluding net operating loss utilized to offset federal income tax expense)	$(0.16)	$0.25	$0.18	$0.06
Weighted average shares outstanding	4,873	5,230	4,871	5,200
Diluted per share information:
Net income (loss) available to common stockholders (excluding net operating loss utilized to offset federal income tax expense)	$(0.16)	$0.25	$0.18	$0.06
Diluted weighted average shares outstanding	4,873	5,319	4,871	5,200

          Cautionary Statements for Purposes of the “Safe Harbor” Provisions of the Private Securities Litigation Reform Act:

          Except for the historical information contained herein, information set forth in this news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” and variations of such words and similar expressions that indicate future events and trends are intended to identify such forward-looking statements. These forward-looking statements are subject to risks and uncertainties, which could cause the Company’s actual results or performance to differ materially from those expressed or implied in such statements.  The Company makes no commitment to update any forward-looking statement or to disclose any facts, events, or circumstances after the date hereof that may affect the accuracy of any forward-looking statement. For additional information about the Company and its various risk factors, please see the Company’s most recent Annual Report on Form 10-K and other documents as filed with the Securities and Exchange Commission.

SOURCE  Triple Crown Media, Inc.
          -0-                                                  02/12/2007
          /CONTACT: Thomas J. Stultz, President & Chief Executive Officer, +1-859-226-4356, or Mark G. Meikle, Executive Vice President & Chief Financial Officer, +1-859-226-4376, both of Triple Crown Media, Inc./
          /Web site:  http://www.triplecrownmedia.com /